UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

SILICON GRAPHICS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Rackable Systems, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Reference is made to Item 8.01 of this Current Report on Form 8-K.

Item 8.01	Other Events

Effective May 18, 2009 at 12:01 a.m. Eastern Time, the registrant changed its corporate name from Rackable Systems, Inc. to Silicon Graphics International Corp.

The registrant effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, pursuant to which a wholly-owned subsidiary of the registrant merged with and into the registrant (the “Merger”). A copy of the Certificate of Ownership and Merger is filed herewith as Exhibit 3.3. The registrant is the surviving corporation in the Merger. The Certificate of Ownership and Merger amended the registrant’s Amended and Restated Certificate of Incorporation to reflect the change in corporate name. In addition, as a result of the corporate name change, the registrant revised its specimen common stock certificate, a copy of which is filed herewith as Exhibit 4.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.3	Certificate of Ownership and Merger of registrant.

4.2	Specimen common stock certificate of registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILICON GRAPHICS INTERNATIONAL CORP.

Dated: May 21, 2009	By:	/s/ Maurice Leibenstern
Maurice Leibenstern
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.3	Certificate of Ownership and Merger of registrant.

4.2	Specimen common stock certificate of registrant.